News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	July 29, 2015
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Three Months Ended June 30, 2015

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the three months ended June 30, 2015.

Operating Results for the Three Months Ended June 30, 2015

For the three months ended June 30, 2015, net income allocable to our common shareholders was $263.9 million or $1.52 per diluted common share, compared to $218.4 million or $1.26 per diluted common share for the same period in 2014 representing an increase of $45.5 million or $0.26 per diluted common share. The increase is primarily due to a $44.8 million increase in self-storage net operating income, as a result of a $29.6 million increase for our Same Store Facilities and a $15.2 million increase for our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.8% or $31.0 million in the three months ended June 30, 2015 as compared to the same period in 2014, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 1.1% or $1.4 million in the three months ended June 30, 2015 as compared to the same period in 2014, due primarily to increases in property taxes.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of the acquisition of 173 self-storage facilities since January 2013.

Operating Results for the Six Months Ended June 30, 2015

For the six months ended June 30, 2015, net income allocable to our common shareholders was $476.5 million or $2.75 per diluted common share, compared to $392.4 million or $2.27 per diluted common share for the same period in 2014 representing an increase of $84.1 million or $0.48 per diluted common share. The increase is primarily due to a $84.7 million increase in self-storage net operating income, as a result of a $55.0 million increase for our Same Store Facilities and a $29.7 million increase for our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.4% or $57.9 million in the six months ended June 30, 2015 as compared to the same period in 2014, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 1.1% or $2.9 million in the six months ended June 30, 2015 as compared to the same period in 2014, due primarily to increases in property taxes, offset partially by lower allocated overhead.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of the acquisition of 173 self-storage facilities since January 2013.

Funds from Operations

For the three months ended June 30, 2015, funds from operations (“FFO”) was $2.15 per diluted common share, as compared to $1.99 for the same period in 2014, representing an increase of $0.16 per share. FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

For the six months ended June 30, 2015,  FFO was $4.06 per diluted common share, as compared to $3.73 for the same period in 2014, representing an increase of $0.33 per share.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses (ii) EITF D-42 charges related to the redemption of preferred securities,  (iii) property acquisition costs incurred and (iv) certain other items. We believe Core FFO per share is a helpful measure used by investors and REIT analysts to understand our performance.   However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology, or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended June 30,			Six Months Ended June 30,
			Percentage			Percentage
	2015	2014	Change	2015	2014	Change

FFO per share	$2.15	$1.99	8.0%	$4.06	$3.73	8.8%
Eliminate the per share impact of items
excluded from Core FFO:
Foreign currency exchange loss	-	0.01		-	0.02
Application of EITF D-42	-	-		0.03	-
Property acquisition costs	0.02	-		0.02	0.01
Other items	-	(0.03)		-	0.02
Core FFO per share	$2.17	$1.97	10.2%	$4.11	$3.78	8.7%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized basis since January 1, 2013 and therefore provide meaningful comparisons for 2014 and 2015.  Due to significant disruptions at certain properties in the Houston market due to flooding our Same Store pool decreased from 2,000 facilities at March 31, 2015 to 1,990 facilities at June 30, 2015.  The following table summarizes the historical operating results of these 1,990 facilities (126.3 million net rentable square feet) that represent approximately 87% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at June 30, 2015.

Selected Operating Data for the Same
Store Facilities (1,990 facilities)
(unaudited):
	Three Months Ended June 30,			Six Months Ended June 30,
			Percentage			Percentage
	2015	2014	Change	2015	2014	Change

	(Dollar amounts in thousands, except for weighted average data)
Revenues:
Rental income	$465,196	$434,616	7.0%	$914,043	$856,213	6.8%
Late charges and administrative fees	22,010	21,587	2.0%	43,955	43,838	0.3%
Total revenues (a)	487,206	456,203	6.8%	957,998	900,051	6.4%

Cost of operations:
Property taxes	49,821	47,452	5.0%	99,793	95,419	4.6%
On-site property manager payroll	25,185	25,326	(0.6)%	52,045	52,424	(0.7)%
Supervisory payroll	8,999	8,783	2.5%	17,995	17,690	1.7%
Repairs and maintenance	8,651	9,309	(7.1)%	16,584	17,096	(3.0)%
Snow removal	284	201	41.3%	8,351	7,237	15.4%
Utilities	9,102	9,231	(1.4)%	19,585	19,954	(1.8)%
Advertising and selling expense	5,500	6,093	(9.7)%	11,663	12,637	(7.7)%
Other direct property costs	13,244	12,972	2.1%	26,203	25,478	2.8%
Allocated overhead	8,287	8,350	(0.8)%	18,851	20,211	(6.7)%
Total cost of operations (a)	129,073	127,717	1.1%	271,070	268,146	1.1%
Net operating income (b)	$358,133	$328,486	9.0%	$686,928	$631,905	8.7%

Gross margin	73.5%	72.0%	2.1%	71.7%	70.2%	2.1%

Weighted average for the period:
Square foot occupancy	95.4%	94.7%	0.7%	94.4%	93.6%	0.9%
Realized annual rental income per (c):
Occupied square foot	$15.44	$14.53	6.3%	$15.33	$14.48	5.9%
Available square foot (“REVPAF”)	$14.73	$13.76	7.0%	$14.47	$13.55	6.8%
At June 30:
Square foot occupancy				95.7%	95.1%	0.6%
Annual contract rent per occupied
square foot (d)				$16.25	$15.31	6.1%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.
(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	Three Months Ended
	March 31	June 30	September 30	December 31	Full Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2015	$470,792	$487,206
2014	$443,848	$456,203	$479,889	$471,729	$1,851,669

Total cost of operations:
2015	$141,997	$129,073
2014	$140,429	$127,717	$129,709	$104,560	$502,415

Property taxes:
2015	$49,972	$49,821
2014	$47,967	$47,452	$46,554	$28,037	$170,010

Repairs and maintenance, including snow
removal expenses:
2015	$16,000	$8,935
2014	$14,823	$9,510	$9,938	$9,397	$43,668

Advertising and selling expense:
2015	$6,163	$5,500
2014	$6,544	$6,093	$7,844	$6,430	$26,911

REVPAF:
2015	$14.21	$14.73
2014	$13.35	$13.76	$14.46	$14.24	$13.95

Weighted average realized annual rent per
occupied square foot:
2015	$15.21	$15.44
2014	$14.41	$14.53	$15.27	$15.23	$14.86

Weighted average occupancy levels:
2015	93.4%	95.4%
2014	92.6%	94.7%	94.7%	93.5%	93.9%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at June 30, 2015 represent 260 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2013, or that we did not own as of January 1, 2013.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE FACILITIES	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change

	(Dollar amounts in thousands, except square foot amounts)
Rental income:
2015 acquisitions	$1,019	$-	$1,019	$1,642	$-	$1,642
2014 acquisitions	10,334	479	9,855	20,006	479	19,527
2013 acquisitions	27,174	23,572	3,602	53,104	45,771	7,333
Other facilities	25,295	20,549	4,746	48,915	40,089	8,826
Total rental income	63,822	44,600	19,222	123,667	86,339	37,328

Cost of operations before depreciation
and amortization expense:
2015 acquisitions	374	-	374	578	-	578
2014 acquisitions	2,989	192	2,797	6,137	192	5,945
2013 acquisitions	7,924	7,728	196	16,267	16,372	(105)
Other facilities	7,466	6,790	676	15,016	13,785	1,231
Total cost of operations	18,753	14,710	4,043	37,998	30,349	7,649

Net operating income:
2015 acquisitions	645	-	645	1,064	-	1,064
2014 acquisitions	7,345	287	7,058	13,869	287	13,582
2013 acquisitions	19,250	15,844	3,406	36,837	29,399	7,438
Other facilities	17,829	13,759	4,070	33,899	26,304	7,595

Net operating income (a)	$45,069	$29,890	$15,179	$85,669	$55,990	$29,679

At June 30:
Square foot occupancy:
2015 acquisitions				88.0%	-	-
2014 acquisitions				93.4%	93.3%	0.1%
2013 acquisitions				94.9%	90.8%	4.5%
Other facilities				88.5%	88.7%	(0.2)%
				92.0%	90.0%	2.2%
Annual contract rent per occupied square foot:
2015 acquisitions				$12.94	$-	-
2014 acquisitions				13.04	10.00	30.4%
2013 acquisitions				14.53	13.56	7.2%
Other facilities				15.67	15.34	2.2%
				$14.63	$14.18	3.2%
Number of facilities:
2015 acquisitions				8	-	8
2014 acquisitions				44	6	38
2013 acquisitions				121	121	-
Other facilities				87	78	9
				260	205	55
Net rentable square feet (in thousands):
2015 acquisitions				560	-	560
2014 acquisitions				3,457	431	3,026
2013 acquisitions				8,056	8,036	20
Other facilities				7,463	6,239	1,224
				19,536	14,706	4,830
(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Activities

During the three months ended June 30, 2015, we acquired four self-storage facilities (three in Texas and one in California), with an aggregate of 0.3 million net rentable square feet, for $39.9 million and a land lease buyout for $15.6 million.  We are currently under contract to acquire nine self-storage facilities (three in Colorado and six in Florida) with 0.7 million net rentable square feet for $97 million.

During the three months ended June 30, 2015, we completed two newly developed facilities and various expansion projects (0.2 million net rentable square feet) costing $27.9 million.  At June 30, 2015 we had various facilities in development (3.4 million net rentable square feet) estimated to cost $402 million, and various expansion projects (0.5 million net rentable square feet) estimated to cost $77 million.  The remaining $334 million development cost for these projects is expected to be incurred in 2015 and 2016.

On June 30, 2015, Shurgard Europe acquired 23 facilities in the Netherlands (0.9 million net rentable square feet), for an aggregate of approximately $130 million (€117 million).

In June 2015, Shurgard Europe issued €300 million of unsecured senior notes with maturities in 10, 12, and 15 years and an average interest rate of 2.7%.   Shurgard Europe used a portion of these funds to acquire the Netherlands facilities noted above and to repay all credit facility borrowings.  Shurgard Europe had approximately €96 million in cash at June 30, 2015.

Distributions Declared

On July 29, 2015, our Board of Trustees declared a regular common quarterly dividend of $1.70 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on September 30, 2015 to shareholders of record as of September 15, 2015.

Second Quarter Conference Call

A conference call is scheduled for July 30, 2015 at 11:00 a.m. (PDT) to discuss the second quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 80673533). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through August 15, 2015 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 80673533.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At June 30, 2015, we had interests in 2,262 self-storage facilities located in 38 states with approximately 147 million net rentable square feet in the United States and 216 storage facilities located in seven Western European nations with approximately eleven million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at June 30, 2015.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.   Factors and risks that may impact future results and performance are described from time to time in our filings with the Securities and Exchange Commission, including in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, our other Quarterly Reports on Form 10-Q and current reports on Form 8-K. These risks include, but are not limited to, the following: general risks associated with the ownership and operation of real estate, including changes in demand for our storage facilities, potential liability for environmental contamination,  adverse changes in tax, real estate and zoning laws and regulations and the impact of natural disasters; risks associated with downturns in the national and local economies in the markets in which we operate; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks related to our development of new properties and/or participation in joint ventures; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations that could adversely affect our earnings and cash flows; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs and our tenant reinsurance business; risks associated with a possible failure by us to qualify as a REIT under the Internal Revenue Code of 1986, as amended; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; changes in federal tax laws related to the taxation of REITs, which could impact our status as a REIT; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. We disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues:
Self-storage facilities	$551,028	$500,803	$1,081,665	$986,390
Ancillary operations	41,603	37,234	80,360	71,271
	592,631	538,037	1,162,025	1,057,661

Expenses:
Self-storage cost of operations	147,826	142,427	309,068	298,495
Ancillary cost of operations	14,406	8,127	26,326	26,578
Depreciation and amortization	106,473	106,443	213,619	215,464
General and administrative	20,988	15,377	45,148	34,366
	289,693	272,374	594,161	574,903

Operating income	302,938	265,663	567,864	482,758

Other income (expense):
Interest and other income	934	1,000	1,606	3,402
Interest expense	-	(2,063)	-	(5,543)
Equity in earnings of unconsolidated real estate entities	7,480	14,135	23,664	28,739
Gain on real estate sales	16,688	1,219	18,160	1,219
Foreign currency exchange loss	-	(1,675)	-	(4,023)
Net income	328,040	278,279	611,294	506,552
Allocation to noncontrolling interests	(1,635)	(1,445)	(3,108)	(2,522)
Net income allocable to Public Storage shareholders	326,405	276,834	608,186	504,030
Allocation of net income to:
Preferred shareholders - distributions	(61,449)	(57,672)	(125,004)	(110,179)
Preferred shareholders - redemptions	-	-	(4,784)	-
Restricted share units	(1,030)	(810)	(1,859)	(1,447)
Net income allocable to common shareholders	$263,926	$218,352	$476,539	$392,404

Per common share:
Net income per common share – Basic	$1.53	$1.27	$2.76	$2.28
Net income per common share – Diluted	$1.52	$1.26	$2.75	$2.27
Weighted average common shares – Basic	172,629	172,282	172,575	172,096
Weighted average common shares – Diluted	173,387	173,181	173,377	172,995

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
ASSETS	(Unaudited)

Cash and cash equivalents	$20,256	$187,712

Operating real estate facilities:
Land and buildings, at cost	13,020,074	12,863,235
Accumulated depreciation	(4,668,557)	(4,482,520)
	8,351,517	8,380,715
Construction in process	145,455	104,573
Investments in unconsolidated real estate entities	808,455	813,740
Goodwill and other intangible assets, net	216,312	228,632
Other assets	92,763	103,304
Total assets	$9,634,758	$9,818,676

LIABILITIES AND EQUITY
Borrowings on bank credit facility	$11,000	$-
Notes payable	47,683	64,364
Accrued and other liabilities	270,414	247,141
Total liabilities	329,097	311,505

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 167,200 shares issued (in series) and outstanding
(173,000 at December 31, 2014), at liquidation preference	4,180,000	4,325,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
172,664,710 shares issued and outstanding (172,445,554 shares
at December 31, 2014)	17,267	17,245
Paid-in capital	5,571,895	5,561,530
Accumulated deficit	(428,270)	(374,823)
Accumulated other comprehensive loss	(61,523)	(48,156)
Total Public Storage shareholders’ equity	9,279,369	9,480,796
Noncontrolling interests	26,292	26,375
Total equity	9,305,661	9,507,171
Total liabilities and equity	$9,634,758	$9,818,676

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Computation of FFO per Share:

Net income allocable to common shareholders	$263,926	$218,352	$476,539	$392,404
Eliminate items excluded from FFO:
Depreciation and amortization	106,473	106,443	213,619	215,464
Depreciation from unconsolidated real estate
investments	19,035	21,062	37,816	40,733
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(828)	(811)	(1,755)	(1,939)
Gains on sale of real estate investments, including
our equity share from investments and other	(16,625)	(1,205)	(23,103)	(1,292)
FFO allocable to common shares (a)	$371,981	$343,841	$703,116	$645,370
Diluted weighted average common shares	173,387	173,181	173,377	172,995
FFO per share (a)	$2.15	$1.99	$4.06	$3.73

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share - diluted	$1.52	$1.26	$2.75	$2.27
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share
unitholders	0.72	0.74	1.44	1.47
Gains on sale of real estate investments, including
our equity share from investments and other	(0.09)	(0.01)	(0.13)	(0.01)
FFO per share (a)	$2.15	$1.99	$4.06	$3.73

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$371,981	$343,841	$703,116	$645,370
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	7,334	7,077	14,492	13,364
Foreign currency exchange loss	-	1,675	-	4,023
Application of EITF D-42	-	-	4,784	-
Less: Capital expenditures to maintain real estate facilities	(24,562)	(19,761)	(32,461)	(32,897)

FAD (a)	$354,753	$332,832	$689,931	$629,860

Distributions paid to common shareholders	$293,327	$241,237	$534,776	$482,126

Distribution payout ratio	82.7%	72.5%	77.5%	76.5%

Distributions per common share	$1.70	$1.40	$3.10	$2.80

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures. FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.   In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Self-storage revenues for:
Same Store Facilities	$487,206	$456,203	$957,998	$900,051
Non Same Store Facilities	63,822	44,600	123,667	86,339
Self-storage revenues	551,028	500,803	1,081,665	986,390

Self-storage cost of operations for:
Same Store Facilities	129,073	127,717	271,070	268,146
Non Same Store Facilities	18,753	14,710	37,998	30,349
Self-storage cost of operations	147,826	142,427	309,068	298,495

Self-storage net operating income for:
Same Store Facilities	358,133	328,486	686,928	631,905
Non Same Store Facilities	45,069	29,890	85,669	55,990
Self-storage net operating income (a)	403,202	358,376	772,597	687,895
Ancillary operating revenues	41,603	37,234	80,360	71,271
Ancillary cost of operations	(14,406)	(8,127)	(26,326)	(26,578)
Depreciation and amortization	(106,473)	(106,443)	(213,619)	(215,464)
General and administrative expense	(20,988)	(15,377)	(45,148)	(34,366)
Operating income on our income statement	$302,938	$265,663	$567,864	$482,758

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense.  We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, in evaluating property performance and in comparing period-to-period and market-to-market property operating results.  In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values, and does not consider depreciation expense because it is based upon historical cost. NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.